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                                                                     Exhibit 5.1




                                December 14, 2004



BIO-key International, Inc.
1285 Corporate Center Drive, Suite 175
Eagan, MN  55121

Ladies and Gentlemen:

         We have acted as local Minnesota counsel for BIO-key International, Inc., a Minnesota corporation (the "Company"), solely for the purpose of delivering this opinion. This opinion is furnished to the Company in connection with a Registration Statement on Form SB-2, Registration No. 333-120104 (including Amendment No. 1 thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the resale of up to 11,723,152 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. Unless otherwise defined herein, or the context otherwise requires, all capitalized terms used in this opinion shall have the meanings assigned to them in the Registration Statement. The Shares consist of

         (i) shares of Common Stock issuable to certain of the Selling Shareholders upon conversion of the Senior Convertible Notes issued by the Company in accordance with the terms of the Securities Purchase Agreement dated as September 29, 2004 among the Company and the purchasers named therein (the "Senior Purchase Agreement");

         (ii) shares of Common Stock issuable to certain of the Selling Shareholders upon conversion of the Subordinated Convertible Notes issued by the Company in accordance with the terms of the Securities Purchase Agreement dated as of September 29, 2004 among the Company and the purchasers named therein (the "Subordinated Purchase Agreement");

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BIO-key International, Inc.
December 14, 2004
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         (iii)    up to 1,122,222 shares of Common Stock issuable to certain of the Selling Shareholders upon exercise of warrants dated September 29, 2004 (the "Senior Warrants") issued by the Company in accordance with the terms of the Senior Purchase Agreement;

         (iv) up to 1,099,997 shares of Common Stock issuable to certain of the Selling Shareholders upon exercise of warrants dated September 29, 2004 (the "Subordinated Warrants") issued by the Company in accordance with the terms of the Subordinated Purchase Agreement; and

         (v) up to 554,000 shares of Common Stock issuable to certain of the Selling Shareholders upon exercise of warrants dated as of November 25, 2001 (covering 10,000 shares), warrants dated as of July 15, 2004 (covering 100,000 shares), and warrants dated as of March 31, 2004 (covering up to an aggregate of 444,000 shares) issued by the Company in connection with services performed by consultants or advisors to the Company (in the aggregate the "Services Warrants," and each a "Services Warrant").

         The shares of Common Stock issuable as provided in paragraphs (i) and
(ii) above are collectively referred to herein as the "Note Shares," and the shares of Common Stock issuable as provided in paragraphs (iii), (iv) and (v) above are collectively referred to herein as the "Warrant Shares." The Senior Warrants, Subordinated Notes and Services Warrants are sometimes collectively referred to herein as the "Warrants".

         We have made such examination of law as we have deemed relevant and necessary as a basis for our opinions hereafter set forth. In connection with such opinions, we have reviewed the Articles of Incorporation of the Company, in the form certified by the Secretary of State of the State of Minnesota on September 28, 2004, the Bylaws of the Company, in the form certified by an officer of the Company on the date hereof, an Officer's Certificate dated the date hereof (including the attachments thereto), the Consent and Waiver dated as of September 24, 2004 executed by the Shaar Fund, Ltd., and the Consent and Waiver dated as of December 14, 2004 executed by the Shaar Fund, Ltd., and the following documents: (i) the Registration Statement; (ii) the Senior Purchase Agreement; (iii) the Subordinated Purchase Agreement; (iv) the form of Senior Convertible Note; (v) the form of Subordinated Convertible Note; (vi) the form of Senior Warrant; and (vii) the form of Subordinated Warrant; and (viii) the Services Warrants (collectively, the "Documents").

         Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that the Note Shares, when issued upon conversion of the Senior Convertible Notes or the Subordinated Convertible Notes, as

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BIO-key International, Inc.
December 14, 2004
Page 3


applicable, in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable, and that the Warrant Shares, when issued upon exercise of the Senior Warrants or the Subordinated Warrants or the Services Warrants, as applicable, in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

         In rendering the foregoing opinions, we wish to advise you of the following additional assumptions, qualifications and exceptions to which such opinions are subject:

         A. We have relied as to certain relevant facts solely on certificates of officers of the Company, including the receipt by the Company of the necessary approvals and consents of the holders of the Company's oustanding
                  Series C 7% Convertible Preferred Stock, $0.01 par value per share, as required under Section 9(f) of the Certificate of Designation filed with the Secretary of State of the State of Minnesota on March 3, 2004 with respect to the authorization and issuance of the Services Warrants and the Warrant Shares issuable upon exercise thereof; in each case without independent verification thereof or other investigation.

         B.       This opinion is limited to the laws of the State of Minnesota.

         C. We have relied, without investigation, upon the following assumptions: (i) natural persons who are involved on behalf of the Company have sufficient legal capacity to enter into and perform the transaction or to carry out their role in it; (ii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Documents; (iv) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the State of Minnesota are generally available (I.E., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction, and are in a format that makes legal research reasonably feasible; (v) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (vi) documents reviewed by us would be enforced as written; (vii) each person who has taken any action relevant to any of our opinions in the capacity as a director or officer of the Company was duly elected or appointed to that position and held that position at the time such action was taken; (viii) the articles of incorporation and by-laws of the Company and all amendments thereto, have been adopted in accordance with all applicable legal requirements; (ix) each of the Documents listed in

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BIO-key International, Inc.
December 14, 2004
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                  clauses (ii) through (vii) of the definition thereof is in substantially the form of the version presented to the Board of Directors in connection with the resolutions adopted by the Board of Directors relating thereto; (x) at any time, the number of Shares issuable will not, when combined with shares of common stock then outstanding or otherwise reserved for issuance, exceed the total number of shares of common stock authorized for issuance under the Company's Articles of Incorporation, as amended from time to time; and (xi) that no Selling Shareholder, prior to acquiring any rights to purchase the Shares, was an "interested shareholder" for purposes of
                  Section 302A.673 of the Minnesota Business Corporation Act.

         D. The opinions expressed above are limited to the specific issues addressed and to laws existing on the date hereof. By rendering our opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

         E. The opinions expressed above do not address any of the following legal issues: (i) state "Blue Sky" laws and regulations; (ii) compliance with fiduciary duty requirements; and (iii) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and any amendment thereto, in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as provided above, this opinion may not be used or relied on by any other person, or used for any other purpose whatsoever, without our express written consent.

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BIO-key International, Inc.
December 14, 2004
Page 5


         We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. This opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

                                                 Very truly yours,


                                                 FAEGRE & BENSON LLP


                                                 By: /s/ Douglas P. Long
                                                     --------------------------
                                                     Douglas P. Long